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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Pacific Premier Bancorp, Inc. of our report dated March 14, 2013, relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Pacific Premier Bancorp, Inc. for the year ended December 31, 2012, and to the reference to us under the heading "Experts" in the proxy statement/prospectus.

/s/ Vavrinek, Trine, Day & Co., LLP

Rancho Cucamonga, California
April 30, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM